Exhibit 23.7

CONSENT OF UBS BB CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A.

We hereby consent to (i) the inclusion of our appraisal report (laudo de avaliação), dated September 18, 2026, delivered to Banco Santander, S.A. (the “Registrant”) in accordance with Brazilian Securities and Exchange Commission (Comissão de Valores Mobiliários) Resolution No. 215/2024 (the “Appraisal Report”), as Annex A to the prospectus that forms a part of the Registration Statement on Form F-4 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”), and any amendments thereto, and (ii) the references to such Appraisal Report and to our firm in such prospectus and the Registration Statement.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the Commission thereunder (the “Regulations”), nor do we hereby admit that we are experts with respect to any part of such prospectus or of the Registration Statement within the meaning of the term “experts” as used in the Securities Act or the Regulations.

Very truly yours,

/s/ UBS BB CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A.

UBS BB CORRETORA DE CÂMBIO, TÍTULOS E VALORES MOBILIÁRIOS S.A.

September 21, 2026